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                                                                    Exhibit I(4)


                      CONSENT OF INDEPENDENT ACCOUNTANTS,

                          PRICEWATERHOUSECOOPERS LLP.

    (as to the MML Small Cap Growth Equity Fund and MML Growth Equity Fund)
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
MML Series Investment Fund

We consent to the incorporation by reference in this Post-Effective Amendment No. 42 to the Registration Statement No. 2-39334 of MML Series Investment Fund on Form N-1A (File No. 811-2224) of our report dated February 25, 1999, on our audit of the financial statements and financial highlights of MML Equity Fund, MML Money Market Fund, MML Managed Bond Fund, MML Blend Fund, MML Equity Index Fund, and MML Small Cap Value Equity Fund, which are components of MML Series Investment Fund. We also consent to the reference to our Firm under the caption "Experts" in the Statement of Additional Information.




Springfield, Massachusetts
April 29, 1999